Exhibit 99.1

International Rectifier Updates Second Quarter Fiscal Year 2010 Revenue Guidance

EL SEGUNDO, Calif.—(BUSINESS WIRE)—December 8, 2009— International Rectifier Corporation (NYSE:IRF) today announced that revenue for the second quarter fiscal year 2010, ending December 27, 2009, is tracking toward the high end of its previous guidance range.  Previous guidance given on November 5, 2009 was for revenue to range between $185 million and $200 million.

International Rectifier President and Chief Executive Officer Oleg Khaykin stated: “For the December quarter, we continue to experience strong revenue growth driven by inventory replenishment, new program ramps and increased end-market demand.  Throughout the year, our design win activity has remained robust as we look to capture high volume opportunities and gain market share across our business market segments.  Although it is too early to provide guidance, initial indications show our March quarter backlog trending higher than the December quarter.  We believe we are well positioned for future market share gains and remain confident that we are taking steps in the right direction to better position IR for future growth.”

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “track,” “continue,” “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced or lower demand arising from a decline or volatility in general market,  economic conditions and end market demand; the failure of a steady economic recovery to materialize; continued volatility and further deterioration of the capital and economic markets, including less than expected business and consumer spending for products that include our products; the effects on the Company’s ability to satisfy customer demand due to longer lead times for certain of its products; lower than expected customer inventory replenishment for our products, and delays or cancellations in expected customer program ramps; lower than expected design wins for our products; unexpected costs or delays in the ability to transfer, consolidate and qualify product lines; the impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products; the effects of manufacturing, operational and vendor disruptions and inefficiencies from swine flu and similar influenza; our ability to maintain current IP licenses and obtain new IP licenses; the material weaknesses in our internal control over financial reporting that we have identified that could impact our ability to report our results of operations and financial condition accurately and in a timely manner and the extensive work remaining to remedy these material weaknesses in our internal control over financial reporting; and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.   Additionally, to the foregoing factors should be added the financial, market, supply disruption and other ramifications of terrorist actions and natural disasters.

International Rectifier provides guidance or outlook effective as of the date given.  International Rectifier makes no commitment to update or refresh guidance or outlook.

NOTE: A copy of International Rectifier’s investor presentation updated as of December 8, 2009 is posted and available for viewing at the Company’s investor relations website at http://investor.irf.com.

Company contacts:

Investors:

Chris Toth

310.252.7731

Media:

Graham Robertson

310.529.0321